UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 16, 2010

CDSS Wind Down Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue
Suite 1500
Dallas, Texas 75201
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
This report contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed due to factors such as, among others, the risk that the contemplated merger with Green Energy Management Services, Inc. (“GEM”) might not be consummated, the limited operating history of GEM, difficulty in developing, exploiting and protecting its proprietary technologies, intense competition and substantial regulation in the energy industry.

Item 1.01 Entry into a Material Definitive Agreement
Item 5.01 Changes in Control of Registrant

On June 16, 2010, we entered into an Amendment No. 2 to Merger Agreement (the “Amendment”) to the previously disclosed definitive merger agreement, as amended (the “Agreement”) with Green Energy Management Services, Inc. Pursuant to the Amendment, each of the parties agreed to extend the termination date from June 30, 2010 to July 31, 2010.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the full and complete terms of the Amendment, which is attached as Exhibit 10.1 to this current report and is incorporated by reference herein.

On March 31, 2010, the Company filed a Current Report on Form 8-K with respect to the definitive merger agreement between the Company and Green Energy Management Services, Inc., which may result in a change in control of the Company at a subsequent date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
 10.1          Amendment No. 2 to Merger Agreement with Green Energy Management Systems, Inc., dated June 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDSS Wind Down Inc.,
a Delaware corporation

Dated: June 17, 2010	/s/ Steven B. Solomon
Steven B. Solomon
Chief Executive Officer